UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

Finward Bancorp
(Exact name of registrant as specified in its charter)

Indiana	001-40999	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	FNWD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2024, the Board of Directors (the “Board”) of Finward Bancorp (the “Bancorp”), which is the holding company of its Indiana state-chartered commercial bank subsidiary Peoples Bank (the “Bank”), appointed Martin P. Alwin, Jennifer R. Evans, and Carolyn M. Burke to serve as directors of the Bancorp, with such appointments to be effective as of September 9, 2024.  The appointment of the three directors was based upon the recommendation of the Nominating and Corporate Governance Committee of the Board.  Mr. Alwin will serve as a Class I director for a term expiring at the Bancorp’s 2025 annual meeting of shareholders, Ms. Evans will serve as a Class II director for a term expiring at the Bancorp’s 2026 annual meeting of shareholders, and Ms. Burke will serve as a Class III director for a term expiring at the Bancorp’s 2027 annual meeting of shareholders.  Ms. Evans and Ms. Burke were appointed to fill vacant directorships currently existing in Classes II and III resulting from previously disclosed director departures.  In connection with Mr. Alwin’s appointment, the Board approved an increase in the size of the Board from 10 to 11 directors, in accordance with the Amended and Restated By-Laws of the Bancorp.  Each of the three appointed directors also will be appointed to the Board of Directors of the Bank, in the same classes as disclosed above, effective as of September 9, 2024.  The Bank’s Board of Directors similarly increased the size of its Board of Directors from 10 to 11 to accommodate Mr. Alwin’s appointment.

Effective as of September 9, 2024, the Board appointed Mr. Alwin and Ms. Burke to serve on the Audit Committee of the Boards of the Bancorp and the Bank, and Ms. Evans to serve on the Risk Management and Compliance Committee.  The Board has affirmatively determined that each of the three newly-appointed directors meets the independence and experience standards established by the listing rules of the Nasdaq Stock Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”).  The Board also has affirmatively determined that Mr. Alwin and Ms. Burke meet the independence and experience standards established for Audit Committee service under the Nasdaq listing rules and rules of the SEC.  The Board also has reviewed the education and experience of Mr. Alwin and Ms. Burke and affirmatively determined that each is an “audit committee financial expert,” as determined by the rules of the SEC.

Each of Mr. Alwin, Ms. Evans, and Ms. Burke will be eligible to receive the standard director compensation previously established by the Compensation and Benefits Committee of the Board and generally offered to other non-employee directors, as further described in the Bancorp’s Definitive Proxy Statement for the 2024 Annual Meeting of Shareholders filed with the SEC on March 29, 2024.  Other than being eligible to receive such director compensation, there is no arrangement between any of the newly-appointed directors and any other persons or entities pursuant to which the directors were appointed to the Boards of the Bancorp and the Bank.  In addition, there are no transactions between the Bancorp and the Bank, on the one hand, and any new director, on the other hand, that require disclosure under Item 404(a) of Regulation S-K.

Biographical information for each of the new directors is set forth below.

Martin P. Alwin, age 39, is the Senior Analyst at PL Capital Advisors, LLC, an SEC-registered investment advisory firm.  Mr. Alwin is also a Principal and Managing Member of RISE Commercial Self-Storage Fund Managers, LLC.  Prior to joining PL Capital, he was a Vice President of Investment Banking for Piper Jaffray & Co. focused on mergers & acquisitions, capital raising, balance sheet management, and other advisory services across the U.S. financial services industry.  Mr. Alwin began his career at Raymond James Financial, Inc.  Mr. Alwin earned his MBA from the University of Chicago Booth School of Business and a Bachelor of Arts degree from Lawrence University.  Mr. Alwin previously served on the board of Community West Bancshares, headquartered in Goleta, California.

Jennifer R. Evans, age 66, is the former Executive Vice President, General Counsel and Corporate Secretary of PrivateBancorp, Inc.(Nasdaq: PVTB), a Chicago-based bank holding company. She served on the executive leadership team from 2010 until Private Bancorp’s acquisition by Canadian Imperial Bank of Commerce (CIBC) in 2017. After the acquisition, Ms. Evans remained with CIBC as General Counsel of CIBC’s U.S. Region until her retirement in 2020. During her tenure at CIBC, Ms. Evans served on CIBC’s Global Leadership Team as well as numerous U.S.-based management level committees with oversight of merger integration activities in the U.S. operations, including development of an enhanced enterprise risk management program and oversight of U.S. strategic initiatives at CIBC Bank USA (formerly ThePrivateBank) and the wealth management businesses.  Previously Ms. Evans served as Executive Vice President and General Counsel at MAF Bancorp Inc. and Mid America Bank from 2004-2007. She began her career at the law firm Vedder Price where she handled numerous mergers and acquisitions, capital formations and other strategic transactions  for banking institutions and other financial services firms.  Ms. Evans graduated with an A.B. in economics from Brown University, and received a J.D. from the Boston University School of Law.

Carolyn M. Burke, age 57, currently serves as the Chief Financial Officer of Exron Capital Inc., an entrepreneurial family-owned private investment firm, a position she has held since 2019.  Ms. Burke began her career as a Certified Public Accountant with KPMG in Chicago and has spent her entire career working in the financial services industry.  After KPMG, she spent three years at Van Kampen.  In 1995, Ms. Burke joined Brinson Partners where she served as Secretary, Treasurer and Vice President of the Brinson Funds.  Ms. Burke then moved to the investment side of the business where she spent seven years as Managing Director and Chief Administrative Officer of the UBS Global Asset Management Global Fixed Income Team.  In 2009, Ms. Burke joined Mesirow Advanced Strategies where she served as Senior Managing Director and Chief Financial Officer of Mesirow’s $16 billion hedge fund-of-fund business.  Ms. Burke received a B.B.A. with a concentration in accounting from the University of Notre Dame, and received her M.B.A. with concentrations in finance and strategy from the University of Chicago Graduate School of Business.  Ms. Burke is a Certified Public Accountant.

On September 5, 2024, the Bancorp issued a press release announcing the appointment of the three new directors to the Bancorp’s and Bank’s Board.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of the Bancorp.  For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this report should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of the Bank’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.  Except as required by law, the Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board deems relevant in making such a determination.  Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated September 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finward Bancorp
Date: September 5, 2024

	By:	/s/ Benjamin J. Bochnowski
Printed Name: Benjamin J. Bochnowski
Title: President and Chief Executive Officer